SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Rockville Financial New, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	27-3577029

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

25 Park Street, Rockville, Connecticut	06066

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, no par value per share	NASDAQ Global Select Stock Market

(Title of each class to be so registered)	(Name of each exchange on
which each class is to be registered)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-169439
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.      Description of Registrant’s Securities to be Registered.
For a description of the Registrant’s securities, reference is made to “Our Dividend Policy,” “Market for the Common Stock,” and “Description of Capital Stock of New Rockville Financial Following the Conversion” in the prospectus (“Prospectus”) included in the Registrant’s Registration Statement on Form S-1 (File Number 333-169439), as initially filed on September 16, 2010, and as amended on October 27, 2010, November 9, 2010, December 17, 2010 and December 27, 2010, which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of New Rockville Financial” in the Registrant’s Prospectus.
Item 2.      Exhibits.
1.	Registration Statement on Form S-1 (File No. 333-169439) as initially filed on September 16, 2010 and as amended on October 27, 2010, November 9, 2010, December 17, 2010 and December 27, 2010, is hereby incorporated by reference.

2.	Certificate of Incorporation of Rockville Financial New, Inc., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-169439) filed with the SEC on September 16, 2010, is hereby incorporated by reference.

3.	Amendment of Certificate of Incorporation of Rockville Financial New, Inc., filed as Exhibit 3.1.1 to the Registration Statement on Form S-1 (File No. 333-169439) filed with the SEC on September 16, 2010, is hereby incorporated by reference.

4.	Bylaws of Rockville Financial New, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-169439) filed with the SEC on September 16, 2010, is hereby incorporated by reference.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROCKVILLE FINANCIAL NEW, INC.

Date: January 5, 2011	By:	/s/ William J. McGurk William J. McGurk President and Chief Executive Officer (Duly Authorized Representative)

EXHIBIT INDEX
1.	Registration Statement on Form S-1 (File No. 333-169439) as initially filed on September 16, 2010 and as amended on October 27, 2010, November 9, 2010, December 17, 2010 and December 27, 2010, is hereby incorporated by reference.

2.	Certificate of Incorporation of Rockville Financial New, Inc., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-169439) filed with the SEC on September 16, 2010, is hereby incorporated by reference.

3.	Amendment of Certificate of Incorporation of Rockville Financial New, Inc., filed as Exhibit 3.1.1 to the Registration Statement on Form S-1 (File No. 333-169439) filed with the SEC on September 16, 2010, is hereby incorporated by reference.

4.	Bylaws of Rockville Financial New, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-169439) filed with the SEC on September 16, 2010, is hereby incorporated by reference.